CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Rad Source Technologies, Inc.


We hereby consent to the use in the Form 10-SB dated October 26, 1999 of our report dated January 29, 1999 related to the financial statements of Rad Source Technologies, Inc. for the year ended September 30, 1998 and for the period October 11, 1996 (inception) to September 30, 1997 and for the period October 11, 1996 (inception) to September 30, 1998.



                                                     /s/ Sweeney, Gates & Co.
                                                     ------------------------
                                                     Sweeney, Gates & Co.



Fort Lauderdale, Florida
October 26, 1999